   As filed with the Securities and Exchange Commission on February 24, 1997

                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                        ________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
               __________________________________________________

                           CASA OLE RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

         TEXAS                                               76-0493269
(State or other jurisdiction of                           (I.R.S. Employer
incorporation or organization)                           Identification No.)

1135 EDGEBROOK
HOUSTON, TEXAS                                        77034-1899
(Address of Principal Executive Offices)               (Zip Code)

                  CASA OLE RESTAURANTS, INC. 1996 LONG TERM
               INCENTIVE PLAN CASA OLE RESTAURANTS, INC. 1996
                         MANAGER'S STOCK OPTION PLAN
              CASA OLE RESTAURANTS, INC. STOCK OPTION PLAN FOR
                        NON-EMPLOYEE DIRECTORS
                          (Full Title of the Plans)
                    ____________________________________

                                LOUIS P. NEEB
                           CHIEF EXECUTIVE OFFICER
                               1135 EDGEBROOK
                         HOUSTON, TEXAS  77034-1899
                   (Name and address of agent for service)

                               (713) 943-7574
        (Telephone number, including area code, of agent for service)
                      _________________________________

                                  Copy to:
                                KENT JAMISON
                         LOCKE PURNELL RAIN HARRELL
                        (A PROFESSIONAL CORPORATION)
                        2200 ROSS AVENUE, SUITE 2200
                             DALLAS, TEXAS 75201
           ______________________________________________________

                       CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
              TITLE OF                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM
          SECURITIES TO BE             AMOUNT TO BE          OFFERING PRICE PER       AGGREGATE OFFERING           AMOUNT OF
             REGISTERED                 REGISTERED               SHARE (1)                 PRICE (1)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
     COMMON STOCK,                     620,000
     $.01 PAR VALUE                    SHARES                    $8.75            $5,425,000                        $1,644.00
                                                                  ----             ---------                         --------
        (1) ESTIMATED IN ACCORDANCE WITH RULE 457(H) UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, (THE "ACT") SOLELY FOR PURPOSES OF CALCULATING THE
REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON
THE NASDAQ - NATIONAL MARKET SYSTEM ON FEBRUARY 14, 1997.  IN ADDITION,
PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS
REGISTRATION STATEMENT ALSO COVERS SHARES OF COMMON STOCK OF THE COMPANY
ISSUABLE TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS OR
SIMILAR TRANSACTIONS.
-------------------------------------------------------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with provisions of Rule 428 under the Securities Act of 1933 (the "Securities Act") and the introductory Note to Part I of Form S-8.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

            The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Casa Ole Restaurants, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

            (1) The Company's prospectus dated April 25, 1996 and relating to the Form S-1 Registration Statement (Registration Statement 333-1678) filed pursuant to Rule 424(b) of the Securities Act.

            (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the prospectus described in (1) above.

            (3) The description of the Common Stock that is contained in the Company's Registration Statement on Form 8-A dated April 18, 1996, filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

    ITEM 4.  DESCRIPTION OF SECURITIES.

            Not Applicable.

    ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not Applicable.

    ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors.

            Article Twelve of the Company's Articles of Incorporation provides as follows:

            The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) because the person (a) is or was a director or officer of the corporation or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a corporation may grant indemnification to a person serving in such capacity under the Texas Business Corporation Act, as the same exists or may hereafter be amended.

            Such right shall be a contract right and shall include the right to be paid by the corporation for all expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Texas Business Corporation Act, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense is not permitted under the Texas Business Corporation Act, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the corporation (including its Board of Directors or any committee thereof, special legal counsel, or shareholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible.

            The corporation additionally may indemnify any person covered by the grant of mandatory indemnification contained above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law.

            As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

            In addition, Article Nine of the Company's Bylaws provides for such indemnification of officers and directors within the limits set forth in the Articles of Incorporation and applicable provisions of Texas law. The Company has also entered into indemnification agreements with each of its directors which provide that such persons will be indemnified to the fullest extent permitted by the Texas Business Corporation Act.

            Article Thirteen of the Company's Articles of Incorporation additionally includes a provision eliminating the monetary liability of a director to the Company or its shareholders for an act or omission in the director's capacity as a director to the fullest extent permitted by Texas law.

            The Company has obtained liability insurance coverage for its officers and directors which will entitle the Company to be reimbursed up to $5.0 million for certain indemnity payments it may be required or permitted to make to such persons with respect to actions arising out of the performance of their duties.

    ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

            Not Applicable.

    ITEM 8.  EXHIBITS.

            4.1  --  Specimen Stock Certificate of the Company (incorporated by reference to the corresponding Exhibit Number in Amendment No. 1 to the Company's Registration
                     Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on April 11,
                     1996).

            4.2  --  Articles of Incorporation of the Company (incorporated by reference to thecorresponding Exhibit Number in the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on February 27, 1996).

            4.3  --  Bylaws of the Company (incorporated by reference to the corresponding Exhibit Number in the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on February 27, 1996).

            5.1  --  Opinion of Locke Purnell Rain Harrell (A Professional
                     Corporation).

            23.1 --  Consent of KPMG Peat Marwick LLP, Independent
                     Accountants.

            23.2 -- Consent of Locke Purnell Rain Harrell (A Professional Corporation) (included in its opinion filed as Exhibit 5.1).

            24.1     -- Power of Attorney (included on the signature page of
                        this Registration Statement).

            99.1     -- Casa Ole Restaurants, Inc. 1996 Long Term Incentive
                        Plan (incorporated by reference to Exhibit Number 10.16 in Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on April 11, 1996).

            99.2     -- Casa Ole Restaurants, Inc. 1996 Manager's Stock Option
                        Plan.

            99.3     -- Casa Ole Restaurants, Inc. Stock Option Plan for
                        Non-Employee Directors (incorporated by reference to Exhibit Number 10.17 in Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on April 11, 1996).

    ITEM 9.  UNDERTAKINGS.

            The Company herein undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


            (2) That, for the purpose of determinig any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on February 12, 1997.

                                              CASA OLE RESTAURANTS, INC.



                                              By:/s/Louis P. Neeb
                                                 ------------------------------
                                                 Louis P. Neeb,
                                                 Chief Executive Officer and
                                                 Chairman of the Board of
                                                 Directors

                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Louis P. Neeb and Stacy M. Riffe, each of them or any one of them, as his or her true and lawful attorneys- in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and any state or other securities authority, granting unto said attorneys-in-fact and agents and each of them or any of them, full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE        TITLE                            DATE


     /s/Louis P. Neeb           Chief Executive Officer and    February 12, 1997
     ----------------           Chairman of the Board of                --
     Louis P. Neeb              Directors (Principal
                                Executive Officer)




     /s/Larry N. Forehand       Vice Chairman, Founder and    February 13 , 1997
     --------------------       Director                               --
     Larry N. Forehand



     /s/Patrick A. Morris       President, Chief Operating     February 13, 1997
     --------------------       Officer and Director                    --
     Patrick A. Morris




     /s/Stacy M. Riffe          Vice President, Chief          February 10, 1997
     -----------------          Financial Officer, Secretary            --
     Stacy M. Riffe             and Treasurer (Principal
                                Financial and Principal
                                Accounting Officer)

     /s/John C. Textor          Director                       February 13, 1997
     -----------------                                                  --
     John C. Textor




     /s/Michael D. Domec        Director                       February 13, 1997
     -------------------                                                --
     Michael D. Domec


                                Director                       February 13, 1997
                                                                        --
     /s/J.J. Fitzsimmons
     -------------------
     J.J. Fitzsimmons

     /s/Richard E. Rivera       Director                       February 13, 1997
     --------------------                                               --
     Richard E. Rivera

                              INDEX TO EXHIBITS

                                                                    SEQUENTIALLY
     EXHIBIT                                                           NUMBERED
     NUMBER      EXHIBIT                                                 PAGE
     ------      -------                                                 ----
     4.1         Specimen Stock Certificate of the Company
                 (incorporated by reference to the corresponding
                 Exhibit Number in Amendment No. 1 to the Company's
                 Registration Statement on Form S-1 (Registration
                 No. 333-1678) filed with the Securities and Exchange Commission on April 11, 1996).

     4.2 Articles of Incorporation of the Company (incorporated by reference to the corresponding Exhibit Number in the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on February 27, 1996).
     4.3 Bylaws of the Company (incorporated by reference to the corresponding Exhibit Number in the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on February 27,
                 1996).

     5.1         Opinion of Locke Purnell Rain Harrell (A
                 Professional Corporation).
    23.1         Consent of KPMG Peat Marwick LLP, Independent
                 Accountants.

    23.2         Consent of Locke Purnell Rain Harrell (A
                 Professional Corporation)(included in its opinion filed as Exhibit 5.1).

    24.1 Power of Attorney (included on the signature page of this Registration Statement).

    99.1 Casa Ole Restaurants, Inc. 1996 Long Term Incentive Plan (incorporated by reference to Exhibit Number 10.16 in Amendment No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on April 11, 1996).

    99.2         Casa Ole Restaurants, Inc. 1996 Manager's Stock
                 Option Plan.

    99.3         Casa Ole Restaurants, Inc. Stock Option Plan for
                 Non-Employee Directors (incorporated by reference to Exhibit No. 1 to the Company's Registration Statement on Form S-1 (Registration No. 333-1678) filed with the Securities and Exchange Commission on April 11, 1996).